November 1, 2016 Third Quarter 2016 Financial Results

November 1, 2016 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including regulatory assets related to San Onofre and proposed spending on grid modernization; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including the determinations of authorized rates of return or return on equity, approval of proposed spending on grid modernization, the outcome of San Onofre CPUC proceedings, and delays in regulatory actions; • risks associated with cost allocation, including the potential movement of costs to bundled customers, caused by the ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives; • risks inherent in the construction of transmission and distribution infrastructure replacement and expansion projects, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals; • ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and • risks associated with the retirement and decommissioning of nuclear generating facilities. Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Third Quarter Earnings Summary

	Q3 2016	Q3 2015	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$1.34	$1.19	$0.15
EIX Parent & Other	(0.05)	(0.03)	(0.02)
Discontinued Operations	–	0.13	(0.13)
Basic EPS	**$1.29**	**$1.29**	**$ –**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other	–	–	–
Discontinued Operations[2]	–	0.13	(0.13)
Total Non-Core Items	**$ –**	**$0.13**	**($0.13)**
Core Earnings Per Share (EPS)[3]			
SCE	$1.34	$1.19	$0.15
EIX Parent & Other	(0.05)	(0.03)	(0.02)
Core EPS[3]	**$1.29**	**$1.16**	**$0.13**

Key SCE EPS Drivers		
Revenue[4,5]		$0.25
- CPUC – Timing of GRC	0.13	
- CPUC – Escalation	0.08	
- CPUC – GRC return on pole loading rate base	0.03	
- FERC revenue and other	0.01	
Lower O&M		0.04
Higher depreciation		(0.04)
Higher net financing costs		(0.03)
Higher income tax expenses[4]		(0.09)
Other		0.02
- Property and other taxes	(0.01)	
- Other income and expenses	0.03	
Total		$0.15

Key EIX EPS Drivers	
EMG – Sold portfolio in 2015	(0.01)
EEG – Higher operating expenses	(0.01)
Non-core items[2,3]	(0.13)
Total	$(0.15)

1. Diluted earnings were $1.27 and $1.28 per share for the three months ended September 30, 2016 and 2015, respectively
2. Discontinued Operations include income tax benefits of $0.08 from revised estimates based on filing of the 2014 tax returns and insurance recoveries of $0.05 related to claims resolved in the EME settlement
3. See Use of Non-GAAP Financial Measures
4. Excludes revenue and income taxes for 2016 incremental tax repair deductions and pole loading program-based cost of removal of $0.10
5. Excludes San Onofre revenue of $0.03, which was offset by depreciation expense of $0.01 and income taxes of $(0.04)

November 1, 2016

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EDISON INTERNATIONAL

YTD 2016 Earnings Summary

	YTD 2016	YTD 2015	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$3.18	$3.31	$(0.13)
EIX Parent & Other	(0.22)	(0.07)	(0.15)
Discontinued Operations	–	0.13	(0.13)
Basic EPS	**$2.96**	**$3.37**	**$(0.41)**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other[2]	0.01	0.02	(0.01)
Discontinued Operations[3]	–	0.13	(0.13)
Total Non-Core Items	**$0.01**	**$0.15**	**$(0.14)**
Core Earnings Per Share (EPS)[4]			
SCE	$3.18	$3.31	$(0.13)
EIX Parent & Other	(0.23)	(0.09)	(0.14)
Core EPS[4]	**$2.95**	**$3.22**	**$(0.27)**

Key SCE EPS Drivers		
Revenue[5,6,7]		$0.40
- CPUC – Escalation	0.26	
- CPUC – GRC return on pole loading rate base	0.08	
- CPUC – Other	(0.01)	
- FERC revenue and other	0.07	
Higher depreciation		(0.10)
Higher net financing costs		(0.06)
Income taxes[5,7]		(0.38)
- 2015 change in uncertain tax positions	(0.31)	
- Higher tax expenses	(0.07)	
Other		0.01
- Property and other taxes	(0.04)	
- Other income and expenses	0.05	
Total		$(0.13)

Key EIX EPS Drivers	
EIX parent – Higher corporate expenses	$(0.01)
EMG – Sold portfolio in 2015 and income taxes	(0.05)
EEG – Buyout of an earn-out provision, higher development and operating costs	(0.08)
Non-core items[2,3,4]	(0.14)
Total	$(0.28)

1. Diluted earnings were $2.94 and $3.34 per share for the nine months ended September 30, 2016 and 2015, respectively
2. Impact of hypothetical liquidation at book value (HLBV) accounting method
3. Discontinued Operations include income tax benefits of $0.08 from revised estimates based on filing of the 2014 tax returns and insurance recoveries of $0.05 related to claims resolved in the EME settlement
4. See Use of Non-GAAP Financial Measures
5. Excludes revenue and income taxes for 2016 incremental tax repair deductions and pole loading program-based cost of removal of $0.27
6. Excludes San Onofre revenue of $0.06 which was offset by depreciation expense of $0.01, property taxes of $0.01, interest expense of $0.01 and income taxes of $(0.09)
7. Excludes $0.24 of refunds to customers for incremental tax benefits related to 2012 - 2014 repair deductions

November 1, 2016

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EDISON INTERNATIONAL

2016 Earnings Guidance Reaffirmed

2016 Earnings Per Share Guidance

	As of July 28, 2016			As of November 1, 2016		
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	**$3.82**	**$3.92**	**$4.02**	**$3.87**	**$3.92**	**$3.97**
Less: Non-Core Items[1]	0.01	0.01	0.01	0.01	0.01	0.01
EIX Core EPS[2]	**$3.81**	**$3.91**	**$4.01**	**$3.86**	**$3.91**	**$3.96**

Reaffirmed 2016 Core Earnings Per Share Guidance – Building from SCE Rate Base[3]



$3.84
0.34
(0.27)
$3.91
• Productivity and financing benefits - $0.30
• Energy efficiency - $0.04
• Holding company - $(0.15)
• Edison Energy Group - $(0.12)
SCE 2016 EPS from Rate Base Forecast
SCE Variances
EIX Parent & Other
2016 EIX Core EPS Guidance

Key Assumptions

- SCE authorized rate base $24.943 billion
- Energy efficiency earnings $0.04 per share (previously $0.05 per share)
- Authorized CPUC capital structure - 48% equity and 10.45% ROE
- FERC ROE comparable to CPUC ROE
- No change in tax policy
- 325.8 million common shares
- MHI arbitration decision not included
  - Any legal and related cost recoveries would be core for consistency with prior period accounting for costs
  - Balance of SCE's share of any recovery would be treated as non-core

1. Non-core items (EIX Parent & Other) for the nine months ended September 30, 2016
2. See Third Quarter and YTD 2016 Earnings Summaries and Use of Non-GAAP Financial Measures
3. Changes since original February 24, 2016 guidance include (per share): $(0.03) for lower SCE rate base; $0.13 for SCE productivity and financing benefits; $(0.01) for SCE energy efficiency; $(0.09) for EIX Parent & Other. $(0.01) for EIX Parent & Other non-core items not included in chart

November 1, 2016 4 EDISON INTERNATIONAL

November 1, 2016 5 Other Third Quarter Finance Topics SCE Capital Spending and Rate Base Forecasts Unchanged • Continue to see base case of at least $4 billion of capital spending and at least $2 billion of annual rate base growth well into the next decade SCE Cost of Capital Mechanism • Moving average index ended the September 30 measurement period at 4.91% relative to the 5.00% index midpoint • Spot rate of 4.26% at the beginning of 2016-2017 measurement period - backdrop of likely modestly higher interest rates • Next filing scheduled for April 2017 absent any potential settlement to take effect in 2018 SCE Equity Ratio • 50.4% at September 30 – no plans to recommend changes to 48% authorized equity component SCE Financing Strategy • Target meeting GRC financing needs with no new equity – use operating cash flow and retained earnings • Normal course long-term debt and preferred stock financing • As-need short-term debt Edison International Financing Strategy • Final EME settlement payment of $214 million made September 30 (short-term debt) • Supporting development of Edison Energy businesses • SoCore Energy solar projects being financed with third-party equity and project debt Q4 2016 Earnings Reporting Date February 21, 2017 (tentative) • Will provide 2017 guidance

November 1, 2016 6 Appendix

SCE Capital Expenditure Forecast – Request Level

($ billions)



Traditional Capital Spending:
Distribution
Transmission
Generation
Grid Modernization Capital Spending:
Grid Modernization
$3.8
$4.5
$5.0
$5.2
$4.9
2016
2017
2018
2019
2020

$23.3 Billion Capital Program for 2016-2020

- Capital expenditure forecast incorporates GRC, FERC and non-GRC CPUC spending
  - Grid modernization spending of $2.3 billion during five-year period
  - 2016-2017 traditional capital spending incorporates 2015 GRC decision and FERC spending
  - Certain non-GRC CPUC capital spending of:
    - ~$210 million for grid modernization in 2016-2017
    - $187 million for Mobile Home Park Conversion pilot program in 2016-2017
- Authorized/Actual may differ from forecast
  - Since the 2009 GRC, CPUC has approved 81%, 89%, and 92% of capital requested, respectively
  - SCE has no prior approval experience on grid modernization capital spending and, therefore, prior results may not be predictive
  - Forecasted FERC capital spending subject to timely receipt of permitting, licensing, and regulatory approvals

Note: Forecasted capital spending includes CPUC, FERC and other spending. See Capital Expenditure/Rate Base Detailed Forecast.

November 1, 2016 7 EDISON INTERNATIONAL

November 1, 2016 8 SCE Rate Base Forecast – Request Level • Incorporates 2015 GRC final decision, except “rate-base offset” excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs • CPUC rate base based on request levels from 2018 GRC and 2018 positive true-up from authorized to forecast 2017 rate base • FERC rate base is approximately 19% of SCE’s rate base by 2020; includes Construction Work in Progress (CWIP) • Excludes SONGS regulatory asset ($ billions) Note: Weighted-average year basis. 2016-2017 based on 2015 GRC decision. 2018-2020 based on 2018 GRC request. Rate base calculated under current tax law. 5-year CAGR of 8.5% $24.9 $26.4 $29.6 $32.4 $35.1 2016 2017 2018 2019 2020 Traditional Grid Modernization

November 1, 2016 9 Earnings Non-GAAP Reconciliations Note: See Use of Non-GAAP Financial Measures ($ millions) Reconciliation of EIX GAAP Earnings to EIX Core Earnings SCE EIX Parent & Other Discontinued Operations Basic Earnings Non-Core Items SCE EIX Parent & Other Discontinued Operations Total Non-Core Core Earnings SCE EIX Parent & Other Core Earnings $389 (11) 43 $421 $ – 1 43 $44 $389 (12) $377 $435 (16) – $419 $ – – – $ – $435 (16) $419 Q3 2015 Q3 2016 Earnings Attributable to Edison International $1,079 (23) 43 $1,099 $ – 7 43 $50 $1,079 (30) $1,049 $1,037 (71) (1) $965 $ – 5 (1) $4 $1,037 (76) $961 YTD 2015 YTD 2016

November 1, 2016 10 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302‐2540 scott.cunningham@edisonintl.com Allison Bahen, Senior Manager (626) 302‐5493 allison.bahen@edisonintl.com